Exhibit 23.3
Consent of Independent Auditors
We consent to the incorporation by reference in the Registration Statement on Form S-3/A of IDM Pharma, Inc. to be filed on or about December 1, 2005 for the registration of 10,894,460 shares of its common stock of our report dated March 7, 2005 with respect to the consolidated financial statements of Immuno-Designed Molecules, S.A. included in IDM Pharma Inc.’s Amendment No. 1 to its Current Report on Form 8-K/A filed with the Securities and Exchange Commission on September 27, 2005.

/s/ Ernst & Young Audit
Represented by Jean-Yves Jégourel
Paris, France
November 28, 2005